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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Ecolab Stock Purchase Plan of our report dated February 18, 2003 relating to the consolidated financial statements of Ecolab Inc., which appears in the 2002 Annual Report to Shareholders of Ecolab Inc., which is incorporated by reference in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 18, 2003 relating to the financial statement schedule of Ecolab Inc., which appears in such Annual Report on Form 10-K. We also consent to the references to us in this Registration Statement under the heading "Incorporation of Documents by Reference."

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 22, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS